UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2022 (June 3, 2022)

Atlas Crest Investment Corp. II

(Exact name of registrant as specified in its charter)

Delaware	001-39999	85-2730902
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, 5th Floor

New York, New York 10022

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 883-3800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-third of one Redeemable Warrant	ACII. U	The New York Stock Exchange

Class A Common Stock, par value $0.0001 per share	ACII	The New York Stock Exchange

Warrants, each exercisable for one share of Class A Common Stock for $11.50 per share	ACII WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) On June 2, 2022, Emanuel Pearlman resigned from the Board of Directors of Atlas Crest Investment Corp. II (the “Company”) for personal reasons. Mr. Pearlman’s resignation was not the result of any disagreement with the Company. Mr. Pearlman was an independent member of the Nominating and Governance Committee, the Compensation Committee, and Chair of the Audit Committee of the Board of Directors.

(b) On June 3, 2022, the Board of Directors (the “Board”) of the Company appointed Sara J. Sprung as its third non-executive, independent director. Ms. Sprung, age 59, has served as member of the board of directors of DWS AG, USA since 2018 and is Chair of the Risk Committee and a member of the Audit Committee. Ms. Sprung is also on the Board of the World Gold Council since April 2022 and is currently an Independent Risk Consultant since 2016. From 2013 to 2016, Ms. Sprung was Head of Risk and Strategy, for the hedge fund business at Neuberger Berman. Prior to this role, Ms. Sprung was Global Head of Currency Investing and Strategic Hedging at Ally Financial Inc. Ms. Sprung has over 30 years’ experience in financial services, including as a global macro portfolio manager at Moore Capital, Fortress Investment Group and JP Morgan. Ms. Sprung’s product expertise includes fixed income, mortgage and asset backed securities, equities, currencies, derivatives, structured derivatives, quantitative investing, real estate and commodities. Ms. Sprung holds a Bachelor of Science from the Massachusetts Institute of Technology in Management Science. Ms. Sprung’s principal investing and risk management experience positions her well to serve on our Board of Directors.

The Board has determined that Ms. Sprung is “independent” as that term is defined under the NYSE listing rules for purposes of serving on the Board and committees and that she also satisfies the independence criteria set forth in Rule 10A-3 of the Securities Exchange Act, as amended, for purposes of serving as an independent director on the audit committee. With the addition of Ms. Sprung to the audit committee, the Company has three independent directors on its audit committee and Ms. Sprung has accounting or related financial management expertise, as the Board interprets such qualifications in its business judgment, in compliance with Section 303A.07(a) of the New York Stock Exchange corporate governance standards. Ms. Sprung will serve as the Audit Committee chairperson.

On June 3, 2022, Ms. Sprung became a member of Atlas Crest Investment II LLC, our sponsor. The Company will reimburse Ms. Sprung for expenses incurred in connection with her role as a non-executive director. In addition, Ms. Sprung and the Company have entered into an indemnification agreement substantially in the form attached as Exhibit 10.5 to the Form 8-K filed by the Company with the Securities and Exchange Commission on February 1, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Crest Investment Corp. II

	By:	/s/ Michael Spellacy
		Name:	Michael Spellacy
		Title:	Chief Executive Officer

Dated: June 03,2022

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